SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: December 7, 2012

ICG Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 8, 2012, ICG Holdings, Inc. (“ICG Holdings”), a wholly-owned subsidiary of ICG Group, Inc. (“ICGE”), launched a tender offer to acquire shares of Common Stock, par value $0.001 per share, of Procurian Inc. (“Procurian”) (such shares, the “Procurian Shares”) from Procurian’s current stockholders and option holders (such holders, collectively, the “Participants”).

The tender offer expired on December 7, 2012. Prior to the expiration of the tender offer, Participants validly tendered approximately 5.7 million Procurian Shares, all of which ICG Holdings accepted for tender. ICG Holdings will promptly arrange for the issuance of an aggregate of approximately 1.1 million shares of Common Stock, par value $0.001 per share, of ICGE (the “ICGE Shares”) and the payment of an aggregate of approximately $1.5 million in cash to Participants for the validly tendered Procurian Shares. The ICGE Shares will be issued in a registered transaction under ICGE’s Form S-4 that was filed on October 13, 2009. As a result of the tender offer, ICG Holdings’ primary ownership in Procurian will increase from approximately 81% to approximately 85%.

On December 10, 2012, ICGE issued a press release regarding the completion of the tender offer. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release issued December 10, 2012 by ICG Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ICG GROUP, INC.

Date: December 10, 2012	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued December 10, 2012 by ICG Group, Inc.

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